UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 1, 2010

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive, Third Floor, Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	727-324-0046

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Effective June 1, 2010, Mr. Wallace Ruiz replaced Ms. Gail L. Babitt as the Chief Financial Officer of Inuvo, Inc.  On April 7, 2010, we announced that Ms. Babitt had advised us of her intent to resign as our Chief Financial Officer on or before July 5, 2010.  Ms. Babitt will continue to provide certain consulting services to us to ensure a smooth transition.

Mr. Ruiz, 59, brings significant experience as a chief financial officer in public and private companies to Inuvo.  From 2005 until April 2009, Mr. Ruiz was Chief Financial Officer and Treasurer of SRI Surgical Express, Inc. (NasdaqGM: STRC), a Tampa, Florida provider of central processing and supply chain management services.  From 1995 until 2004 he was Chief Financial Officer of Novadigm, Inc., a Nasdaq-listed developer and worldwide marketer of enterprise infrastructure and software services that was acquired by Hewlett-Packard Company in 2004.  Prior to 1995 Mr. Ruiz held the position of Chief Financial Officer at Unisa Holdings, a designer, manufacturer, wholesaler and retailer of women’s footwear and Luria’s, a NYSE-listed retail chain.  Mr. Ruiz began his career in 1975 as an accountant and auditor in the New York City office of Arthur Young & Co. (now Ernst & Young).

Mr. Ruiz, a CPA, has also served as an Adjunct Professor of International Finance at the University of Miami and is a member of the Board of Directors of the Florida Institute of Chief Financial Officers.  Mr. Ruiz received a B.S. in Computer Science from St. John’s University and a M.B.A. in Accounting and Finance from Columbia University.

Mr. Ruiz will receive an annualized base salary of $235,000 per year and he will be entitled to a bonus in 2010 prorated for the period in which he is employed by us of up to 65% of his annual base compensation.  He is entitled to customary insurance benefits we provide our executive officers and he was granted options to purchase 600,000 shares of our common stock under our 2005 Long-Term Incentive Plan with an exercise price equal to the fair market value of our common stock on June 1, 2010, which such options will vest one-third per year for each year of his employment with all such options vested upon the third anniversary of the grant date, subject to his continued employment.

Item 7.01    Regulation FD Disclosure.

Today, June 2, 2010, we issued a press release, which is attached as Exhibit 99.1 hereto, announcing Mr. Ruiz’s appointment as our Chief Financial Officer effective June 1, 2010.  A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Inuvo Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.    Description

99.1       Press release dated June 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date June 2, 2010	By:	/s/ Richard K. Howe
Richard K. Howe
Chief Executive Officer